EXHIBIT 23.1


CONSENT OF ODENBERG ULLAKKO MURANISHI &CO. LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Calypte Biomedical Corporation:


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2005, except Note 18, which is as of May 1, 2005 relating to the consolidated financial statements of Calypte Biomedical Corporation, included in its Annual Report on Form 10-KSB/A (No. 2) for the year ended December 31, 2004.


/s/ Odenberg Ullakko Muranishi & Co. LLP


San Francisco, California
July 29, 2005

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